                             Investor Contact: Suzanne J. Rosenberg 212.318.7516
                                       Media Contact: Jim Abernathy 212.371.5999



POLO RALPH LAUREN REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS; INITIATES REGULAR QUARTERLY CASH DIVIDEND


New York (May 21, 2003) - Polo Ralph Lauren Corporation (NYSE: RL) today reported adjusted net income of $76.1 million, or $0.77 per diluted share, for the fourth quarter of Fiscal 2003 ended March 29, 2003, compared to adjusted net income of $57.0 million, or $0.58 per diluted share, for the comparable year-ago quarter. Fourth quarter Fiscal 2003 net income under Generally Accepted Accounting Principles ("GAAP") was $73.2 million, or $0.74 per diluted share, compared to net income of $48.0 million, or $0.48 per diluted share, for the fourth quarter of Fiscal 2002.

The adjusted figures for the fourth quarter of Fiscal 2003 exclude a pre-tax $6.4 million restructuring charge for operational consolidation efforts in Europe, which the Company announced in November 2002. For the fourth quarter of Fiscal 2002, the adjusted numbers exclude a pre-tax $16.0 million real estate restructuring charge. For both the Fiscal 2003 and Fiscal 2002 quarters, the results are adjusted to exclude gains on foreign currency translations of $2.0 million and $1.6 million, respectively. The Company believes that these adjusted results provide a more meaningful comparison of its ongoing operational and financial results. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

For Fiscal 2003, adjusted net income increased to $183.7 million, or $1.85 per diluted share, compared to pro forma adjusted net income of $163.2 million, or $1.66 per diluted share for the prior year. In accordance with GAAP, full year Fiscal 2003 net income was $174.2 million, or $1.76 per diluted share, compared to net income of $172.5 million, or $1.75 per diluted share for Fiscal 2002.

The adjusted figures for Fiscal 2003 exclude a pre-tax $14.4 million restructuring charge related to the aforementioned operational consolidation efforts in Europe. For Fiscal 2002, the adjusted pro forma information reports the European business on a current basis consistent with Fiscal 2003 results and is adjusted to exclude a pre-tax $16.0 million real estate restructuring charge. The results are adjusted to exclude a loss on foreign currency translation of $0.5 million in Fiscal 2003 and a foreign currency translation gain of $1.8 million in Fiscal 2002. The Company believes that these adjusted results provide a more meaningful comparison of its ongoing operational and financial results. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

"Strong customer demand and a balanced growth strategy delivered another record year of results, despite ongoing challenges in the marketplace," said Ralph Lauren, Chairman and Chief Executive

Officer. "We enjoyed record success in our own specialty retail business, while we continued to be an important brand to our department store partners. We drove solid domestic results and accelerated our growth in international markets. Our ability to produce strong results from multiple channels and in multiple geographies, reinforces our belief that our brands and flexible business model are truly unique, giving us the ability to drive profitable long-term growth."

"We enter the 2004 fiscal year with a seasoned executive team, dedicated and creative employees and the necessary resources to continue our worldwide profitable growth," Mr. Lauren added.

"Our double-digit earnings growth was driven by the increasingly strong customer response to our luxury lifestyle products and the performance and flexibility of our multi-year initiatives," said Roger Farah, President and Chief Operating Officer. "We are particularly pleased with the strength of our retail operations as we continue to make improvements in all of our store formats. In addition, ongoing improvements to our supply chain and information systems have significantly enhanced our ability to better manage our global business, despite a difficult environment."

"Our focused expense and capital spending, our ongoing improvements in inventory management and the increased efficiencies generated by these ongoing initiatives have enabled us to add to the strength of our balance sheet. We are particularly pleased with the progress we are making in our European consolidation," Mr. Farah stated.

INITIATION OF REGULAR QUARTERLY DIVIDEND

The Board of Directors of Polo Ralph Lauren today declared a regular quarterly cash dividend of $0.05 per share, or $0.20 per share on an annual basis, on Polo Ralph Lauren common stock. The dividend is payable July 11, 2003 to shareholders of record at the close of business on June 27, 2003. Based on the current number of shares outstanding, the dividend will result in an anticipated annualized payout of approximately $20 million.

EARNINGS OUTLOOK

The Company reaffirmed its Fiscal 2004 guidance, previously issued on February 6, 2003, which anticipates modest revenue increases to produce adjusted earnings growth to be in the range of $1.95 to $2.05 per share. The sales increases are expected to be driven by increased retail sales offset by planned decreases in the Company's men's domestic wholesale business and low single digit sales in Europe impacted by the consolidation process.

For the first half of Fiscal 2004, the Company would expect adjusted earnings per share to be in the range of $0.59 to $0.69, excluding foreign currency gains and losses. The Company would expect first quarter adjusted earnings per share to be in the range of $0.02 to $0.06 and second quarter adjusted earnings to be in the range of $0.57 to $0.63 per share. This compares to adjusted earnings per share of $0.09 and $0.52 for the first and second quarters of Fiscal 2003, respectively.

As previously announced, the Company will host a conference call today, May 21, 2003 at 9:00 A.M. Eastern to discuss the quarter and fiscal year results. To access the conference call, listeners should dial in by 8:45 A.M. Eastern today and request to be connected to the Polo Ralph Lauren Fourth Quarter and Fiscal Year 2003 conference call. The dial-in number is 1-973-317-5319. Alternatively, individuals are invited to listen to a live online broadcast of the conference call by accessing Polo's investor relations' website at http://investor.polo.com.

An online archive of the broadcast will be available through 5:00 P.M. Eastern, Friday, May 23, 2003 by accessing Polo's investor relations' website at http://investor.polo.com. A telephone replay of the call will be available from 11:00 A.M. Eastern, Wednesday, May 21, 2003 through 5:00 P.M. Eastern, Friday, May 23, 2003 by dialing 1-973-709-2089 and entering passcode 292699.

Certain statements including, without limitation, the statements made by Ralph Lauren and Roger Farah and the statements relating to the earnings outlook for Fiscal 2004 contained herein constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and involve certain risks and uncertainties. Actual results might differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to materially differ are the following: risks associated with implementing the Company's plans to enhance its worldwide luxury retail business, inventory management program and operating efficiency initiatives; risks associated with changes in the competitive marketplace, including the introduction of new products or pricing changes by the Company's competitors; changes in global economic and political conditions; risks associated with the Company's dependence on sales to a limited number of large department store customers, including risks related to extending credit to customers; risks associated with the Company's dependence on its licensing partners for a substantial portion of its net income and risks associated with a lack of operational and financial control over licensed businesses; risks associated with a general economic downturn and other events leading to a reduction in discretionary consumer spending; risks associated with financial distress of licensees, including the impact of our net income and business of one or more licensees reorganization; risks associated with changes in social, political, economic and other conditions affecting foreign operations or sourcing and the possible adverse impact of changes in import restrictions; risks related to our ability to establish and protect our trademarks and other proprietary rights; risks related to fluctuations in foreign currency affecting our foreign subsidiaries' and foreign licensees' results of operations and the relative prices at which we and our foreign competitors sell products in the same market and our operating and manufacturing costs outside of the United States; and risks associated with our control by Lauren family members and the anti-takeover effect of multiple classes of stock; risks associated with consolidations, restructurings and other ownership changes in the retail industry; risks associated with competition in the segments of the fashion and consumer product industries in which the Company operates, including the Company's ability to shape, stimulate and respond to changing consumer tastes and demands by producing attractive products, brands and marketing, and its ability to remain competitive in the areas of quality and price; risks associated with uncertainty relating to the Company's ability to implement its growth strategies; risks associated with the Company's entry into new markets either through internal development activities or through acquisitions; risks associated with the possible adverse impact of the Company's unaffiliated manufacturers inability to manufacture in a timely manner, to meet quality standards or to use acceptable labor practices and other factors detailed in the filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For 35 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo", "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Polo Sport", "Ralph Lauren", "RALPH", "Lauren", "Polo Jeans Co.", "RL", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more investor information, go to http://investor.polo.com.

At fourth quarter and Fiscal 2003 end, the Company operated 255 stores compared to 236 stores at the fourth quarter end last year. For the period ended March 29, 2003, the Company's retail group consisted of 50 Polo Ralph Lauren stores, 60 Club Monaco stores, 93 full line Outlet stores, 22 Polo Jeans Co. Outlet stores, 21 European Outlet stores and nine Club Monaco outlet stores. During the fourth quarter, the Company opened six stores and closed two stores.

                                       ###

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                                        THREE MONTHS ENDED
                                                                  -----------------------------

                                                                      MARCH 29,     MARCH 30,
                                                                        2003           2002
                                                                  ------------    -------------

Wholesale Net Sales                                               $    421,669    $    392,495
Retail Net Sales                                                       195,929         180,285
                                                                  ------------    -------------
NET SALES                                                              617,598          572,780

Licensing Revenue                                                       74,733          60,308
                                                                  ------------    -------------
NET REVENUES                                                           692,331         633,088

Cost of Goods Sold                                                     346,510         321,296
                                                                  ------------    -------------
GROSS PROFIT                                                           345,821         311,792

Depreciation and Amortization                                           20,732          20,685
Other SG&A Expenses                                                    202,084         196,061
Restructuring Charge                                                     6,443          16,000
                                                                  ------------    -------------
TOTAL SG&A EXPENSES                                                    229,259         232,746

Income from Operations                                                 116,562          79,046

Foreign Currency (Gains) Losses                                         (1,961)         (1,621)

Interest Expense, Net                                                    3,217           3,829
                                                                  ------------    -------------
Income Before Income Taxes                                             115,306          76,838

Provision for Income Taxes                                              42,087          28,815
                                                                  ------------    -------------

NET INCOME                                                        $     73,219    $     48,023
                                                                  ============    =============

NET INCOME PER SHARE-BASIC                                        $       0.74    $       0.49
                                                                  ============    =============

NET INCOME PER SHARE-DILUTED                                      $       0.74    $       0.48
                                                                  ============    =============

Weighted Average Shares Outstanding-Basic                           98,450,000      97,814,000
                                                                  ============    =============

Weighted Average Shares & Share Equivalents Outstanding-Diluted     99,343,000      99,146,000
                                                                  ============    =============




The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency (Gains) Losses:





                                                                        THREE MONTHS ENDED
                                                                  -----------------------------

                                                                      MARCH 29,     MARCH 30,
                                                                        2003           2002
                                                                  ------------    -------------

Net Income                                                        $     73,219    $     48,023

Provision for Income Taxes                                              42,087          28,815
                                                                  ------------    -------------
Income Before Income Taxes                                             115,306          76,838

Add: Restructuring Charge                                                6,443          16,000

Add:  Foreign Currency (Gains) Losses                                   (1,961)         (1,621)
                                                                  ------------    -------------

Income Before Income Taxes, Restructuring Charge
and Foreign Currency (Gains) Losses                                    119,788          91,217

Provision for Income Taxes                                              43,723          34,206
                                                                  ------------    -------------
Net Income Before Income Taxes, Restructuring Charge
and Foreign Currency (Gains) Losses                               $     76,065    $     57,011
                                                                  ============    =============

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
AND FOREIGN CURRENCY (GAINS) LOSSES-BASIC                         $       0.77    $       0.58
                                                                  ============    =============

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
AND FOREIGN CURRENCY (GAINS) LOSSES-DILUTED                       $       0.77   $        0.58
                                                                  ============    =============


                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except share and per share data)
                                   (Unaudited)




                                                                              TWELVE MONTHS ENDED
                                                                  --------------------------------------------
                                                                                   PROFORMA(1)      ACTUAL
                                                                     MARCH 29,      MARCH 30,       MARCH 30,
                                                                       2003          2002            2002
                                                                  ------------   ------------    ------------

Wholesale Net Sales                                               $  1,187,363   $  1,164,087    $  1,198,060
Retail Net Sales                                                     1,001,958        929,448         924,273
                                                                  ------------   ------------    ------------
NET SALES                                                            2,189,321      2,093,535       2,122,333

Licensing Revenue                                                      250,019        232,878         241,374
                                                                  ------------   ------------    ------------
NET REVENUES                                                         2,439,340      2,326,413       2,363,707

Cost of Goods Sold                                                   1,231,739      1,200,855       1,216,904
                                                                  ------------   ------------    ------------
GROSS PROFIT                                                         1,207,601      1,125,558       1,146,803

Depreciation and Amortization                                           83,751         82,357          83,919
Other SG&A Expenses                                                    820,990        763,532         753,672
Restructuring Charge                                                    14,443              -          16,000
                                                                  ------------   ------------    ------------
TOTAL SG&A EXPENSES                                                    919,184        845,889         853,591

Income from Operations                                                 288,417        279,669         293,212

Foreign Currency (Gains) Losses                                            529         (1,820)         (1,820)

Interest Expense, Net                                                   13,502         19,029          19,033
                                                                  ------------    ------------   ------------
Income Before Income Taxes                                             274,386        262,460         275,999

Provision for Income Taxes                                             100,151         98,423         103,499
                                                                  ------------   ------------    ------------
NET INCOME                                                        $    174,235   $    164,037    $    172,500
                                                                  ============   ============    ============
NET INCOME PER SHARE-BASIC                                        $       1.77   $       1.68    $       1.77
                                                                  ============   ============    ============
NET INCOME PER SHARE-DILUTED                                      $       1.76   $       1.66    $       1.75
                                                                  ============   ============    ============
Weighted Average Shares Outstanding-Basic                           98,331,000     97,470,000      97,470,000
                                                                  ============   ============    ============
Weighted Average Shares & Share Equivalents Outstanding-Diluted     99,263,000     98,523,000      98,523,000
                                                                  ============   ============    ============





The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency (Gains) Losses:



                                                                              TWELVE MONTHS ENDED
                                                                  --------------------------------------------
                                                                                  PRO-FORMA(1)      ACTUAL
                                                                     MARCH 29,      MARCH 30,       MARCH 30,
                                                                       2003          2002            2002
                                                                  ------------   ------------    ------------


Net Income                                                        $    174,235   $    164,038    $    172,500

Provision for Income Taxes                                             100,151         98,423         103,499
                                                                  ------------   ------------    ------------
Income Before Income Taxes                                             274,386        262,460         275,999

Add: Restructuring Charge                                               14,443              0          16,000

Add:  Foreign Currency  (Gains) Losses                                     529         (1,820)         (1,820)
                                                                  ------------   ------------    ------------

Income Before Income Taxes, Restructuring Charge
and Foreign Currency (Gains) Losses                                    289,358        260,640         290,179

Provision for Income Taxes                                             105,616         97,409         108,817
                                                                  ------------   ------------    ------------
Net Income Before Income Taxes, Restructuring Charge
and Foreign Currency (Gains) Losses                               $    183,742   $    163,231    $    181,362
                                                                  ============   ============    ============
NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
AND FOREIGN CURRENCY (GAINS) LOSSES-BASIC                         $       1.87   $       1.67    $       1.86
                                                                  ============   ============    ============
NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
AND FOREIGN CURRENCY (GAINS) LOSSES-DILUTED                       $       1.85   $       1.66    $       1.84
                                                                  ============   ============    ============






(1) Pro forma reflects Europe restated to be reported on a current basis consistent with Fiscal 2003 results.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                              MARCH 29,       MARCH 30,
                                                                2003           2002
                                                             -----------    -----------

                                     ASSETS

Current assets
  Cash and cash equivalents                                  $   343,606    $   244,733
  Accounts receivable, net of allowances                         375,823        353,608
  Inventories                                                    363,771        349,818
  Deferred tax assets                                             15,735         17,897
  Prepaid expenses and other                                      67,072         42,001
                                                             -----------    -----------

                                                               1,166,007      1,008,057

Property and equipment, net                                      354,996        343,836
Deferred tax assets                                               54,386         58,127
Goodwill, net                                                    315,559        273,348
Other assets, net                                                147,874         66,129
                                                             -----------    -----------

                                                             $ 2,038,822    $ 1,749,497
                                                             ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short term bank borrowings                                 $   100,943    $    32,988
  Accounts payable                                               181,392        177,472
  Income taxes payable                                            55,501         52,819
  Accrued expenses and other                                     162,511        128,492
                                                             -----------    -----------

                                                                 500,347        391,771

Long-term debt                                                   248,494        285,414
Other noncurrent liabilities                                      81,214         74,117

Stockholders' equity
  Common Stock                                                     1,028          1,021
  Additional paid-in-capital                                     504,700        490,337
  Retained earnings                                              776,359        602,124
  Treasury Stock, Class A, at cost
  (4,105,932)and 3,876,506 shares)                               (77,928)       (73,246)
  Accumulated other comprehensive income(loss)                    10,787        (19,799)
  Unearned compensation                                           (6,179)        (2,242)
                                                             -----------    -----------

      TOTAL STOCKHOLDERS' EQUITY                               1,208,767        998,195
                                                             ===========    ============
                                                             $ 2,088,822    $ 1,749,497
                                                             ===========    ============